Exhibit 16.1

April 8, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
U.S.A.

RE: SCN Holdings, Inc

We have read the statements that we understand SCN Holdings, Inc will include under Item 4.01 of the Form 8-KA report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith & Company, LLC


/s/ De Joya Griffith & Company, LLC
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Certified Public Accountants



Henderson, Nevada                              "De Joya Griffith & Company, LLC"
United States of America                                   Chartered Accountants